UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-30684	20-1303994
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2560 Junction Avenue, San Jose, California 95134

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Material Definitive Agreement

On March 14, 2014, Oclaro, Inc., a Delaware corporation (the “Parent”), terminated the Second Amended and Restated Credit Agreement, dated as of November 2, 2012 (as amended, the “Credit Agreement”), among the Parent, Oclaro Technology Limited, a company incorporated under the laws of England and Wales (“Borrower”), each lender party thereto (the “Lenders”) and Wells Fargo Capital Finance, LLC, a Delaware limited liability company (as successor-by-merger to Wells Fargo Capital Finance, Inc.), as administrative agent for the Lenders. Prior to termination of the Credit Agreement, Borrower had repaid all amounts owed to the Lenders under the Credit Agreement, other than immaterial amounts attributable to obligations under the Credit Agreement in respect of letters of credit. Concurrent with the termination of the Credit Agreement, Borrower provided cash collateral to the Lenders in respect of such immaterial letters of credit. As a result, Parent and Borrower had satisfied all of their material obligations under the Credit Agreement. As previously disclosed in Parent’s most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), no amounts were available to Parent or Borrower under the Credit Agreement. Neither Parent nor Borrower was required to pay a termination penalty in connection with the termination of the Credit Agreement.

A description of the material terms and conditions of the Credit Agreement is contained in the disclosures contained in the current reports on Form 8-K filed by Parent with the SEC on November 5, 2012, January 29, 2013, August 27, 2013 and October 2, 1013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: March 20, 2014	By:	/s/ Mike Fernicola
Mike Fernicola
Principal Accounting Officer